Exhibit 10.30
AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
1.Basic Provisions ("Basic Provisions").
1.1    Parties: This Lease ("Lease"), dated for reference purposes only December 6, 2016, is made by and between American National Insurance Company, a Texas insurance company ("Lessor"), and Gigamon Inc., a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").
1.2    Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 3250 Olcott Street, Santa Clara, located in the County of Santa Clara, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) 45,896 square foot office building ("Premises") (See also Paragraph 2)
1.3    Term: 7 years and 6 _months ("Original Term") commencing October 1, 2017
("Commencement Date") and ending March 31, 2025 ("Expiration Date"). (See also Paragraph 3)
1.4    Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing April 1, 2017 ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)
1.5    Base Rent: $3.15 NNN per month ("Base Rent"), payable on the first (1st) day of each month commencing
October 1, 2017. (See also Paragraph 4)
☑If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 55
1.6    Base Rent and Other Monies Paid Upon Execution:
(a)    Base Rent: $144,572.40 for the period October 1, 2017 - October 31, 2017
(b)    Security Deposit: $144,572.40 ("Security Deposit"). (See also Paragraph 5)
(c)    Association Fees: $0.00 for the period N/A
(d)    Other: $0.00 for N/A
(e)    Total Due Upon Execution of this Lease: $289,144.80.
1.7    Agreed Use: General office, administrative, production, sales (other than retail), research and development and laboratories of Tenant's products. (See also Paragraph 6)
1.8    Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)
1.9    Real Estate Brokers: (See also Paragraph 15 and 25)
(a)    Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):
☑ Colliers International represents Lessor exclusively ("Lessor's Broker");
☑ Savills Studley represents Lessee exclusively ("Lessee's Broker"); or
☐      represents both Lessor and Lessee ("Dual Agency").
(b)    Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.
1.10    Intentionally deleted.
1.11    Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ an Addendum consisting of Paragraphs 51 through 70;
☐ a plot plan depicting the Premises;
☐ a current set of the Rules and Regulations;
☐ a Work Letter;
☑ other (specify): Disclosure Regarding Real Estate Agency Relationships; Agency Confirmation and Disclosures, Expert Matters and Responsibilities of Parties
.

_________    Page 1 OF 1    _________
_________        _________
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

2.    Premises.
2.1    Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.
2.2    Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, warrants that the Premises, including the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects, and that the Premises do not contain hazardous unlawful levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: 12 months as to the HVAC systems, and the remaining systems and other elements of the Building. If Lessee does not give Lessor the required written notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be governed by the provisions of Paragraph 7 below. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premises; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting Landlord's ownership interest in and to the Premises.
2.3    Compliance. Lessor warrants that the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("Applicable Requirements") in effect as of the Commencement Date. Said warranty does not apply to the particular use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's particular use (see Paragraph 50)., or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance rectify the same at Lessor's expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:
(a)    If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.
(b)    If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due in the manner set forth in Section 7.1(d) below.
(c)    Intentionally deleted.
2.4    Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have

_______    Page 2 OF 2    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5    Intentionally deleted.
3.    Term.
3.1    Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2    Early Possession. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Rent shall be abated for the period of such Early Possession. All other terms of this Lease shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.
3.3    Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Early Possession Date. If, despite said efforts, Lessor is unable to deliver possession in the required condition by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises in the required condition and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof. If possession is not delivered in the required condition within 90 days after April 1, 2017, Lessee may, at its option, by notice in writing within 10 days after the end of such 90 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate.
3.4    Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).
4.    Rent.
4.1    Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").
4.2    Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.
4.3    Intentionally deleted.
5.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee Breaches this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 60 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid

_______    Page 3 OF 3    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT.
6.    Use.
6.1    Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 10 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.
6.2    Hazardous Substances.
(a)    Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, and/or (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b)    Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c)    Lessee Remediation. Lessee shall not cause or permit its agents or employees to cause any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused by Lessee or its agents or employees, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee or its agents or employees.
(d)    Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or its agents or employees (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to

_______    Page 4 OF 4    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

person, property or the environment created by Lessee, or its agents or employees and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e)    Lessor Indemnification. Except as otherwise provided in Paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee's occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
(f)     Intentionally deleted.
(g)    Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect., or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or 25% of the market value of the Building, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or 25% of the market value of the Building, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.
6.3    Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.
6.4    Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after at least one day's prior written notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination and is Lessee's responsibility hereunder. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefore. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to

_______    Page 5 OF 5    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.
7.    Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7.1    Lessee's Obligations.
(a)    In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior), ceilings, floors, windows, doors, plate glass, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
(b)    Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts from the Commencement Date and throughout the continuation of this Lease, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, and (iv) landscaping and irrigation systems. However, Lessor reserves the right, upon Breach by Lessee, to acquire and maintain such contracts to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof. Further, upon the written request of Lessor, Lessee shall promptly provide to Lessor copies of any and all such contracts and/or amendments thereto.
(c)    Failure to Perform. If Lessee Breaches Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
(d)    Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(a) or 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the lesser of the useful life of such item or the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the useful life of the item under generally accepted accounting principles.
7.2    Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that this Lease shall be NNN and except as otherwise set forth in this Lease, Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises
7.3    Utility Installations; Trade Fixtures; Alterations.
(a)    Definitions. The term "Utility Installations" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade

_______    Page 6 OF 6    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b)    Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor reasonably approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.
(c)    Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 100% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.
7.4    Ownership; Removal; Surrender; and Restoration.
(a)    Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b)    Removal. By delivery to Lessee of written notice from Lessor at the time it consents thereto, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c)    Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear, casualty, condemnation, alterations or other improvements which Lessee is permitted to surrender and repairs for which Lessee is not responsible, excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee or its agents or employees (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8.    Insurance; Indemnity.
8.1    Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated

_______    Page 7 OF 7    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 30 days following receipt of an invoice.
8.2    Liability Insurance.
(a)    Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to any similar insurance carried by Lessor.
(b)    Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3    Property Insurance - Building, Improvements and Rental Value.
(a)    Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.
(b)    Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.
(c)    Intentionally deleted.
8.4    Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.
(a)    Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance may be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.
(b)    Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c)    Worker's Compensation Insurance. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a "Waiver of Subrogation" endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

_______    Page 8 OF 8    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

(d)    No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.
8.5    Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable except after 30 days prior written notice to Lessor. Lessee shall, upon expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.6    Waiver of Subrogation. Notwithstanding anything to the contrary herein, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7    Indemnity. Except for Lessor's gross negligence or willful misconduct, or default under this Lease Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee to the extent due to Lessee's negligence, gross negligence, willful misconduct or Breach of this Lease. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
8.8    Exemption of Lessor and its Agents from Liability. Other than with respect to the negligence, willful misconduct or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) intentionally deleted or (iii)  injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
8.9    Intentionally deleted.
9.    Damage or Destruction.
9.1    Definitions.
(a)    "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 9 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(b)    "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 9 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c)    "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

_______    Page 9 OF 9    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

(d)    "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e)    "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation.
9.2    Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3    Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, (i) Lessor may repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) either party may terminate this Lease by giving written notice to the other party within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4    Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction.
9.5    Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, either party may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.
9.6    Abatement of Rent; Lessee's Remedies.
(a)    Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. To the extent Lessee is not displaced from the Premises, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b)    Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

_______    Page 10 OF 10    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

9.7    Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.
10.    Real Property Taxes.
10.1    Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
10.2    Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment within thirty (30) days after receipt of an invoice from Lessor, which invoices will include copies of the Real Property Tax bills. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated.
10.3    Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.
10.4    Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 30 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.
11.    Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. There shall be no abatement of Rent (Base Rent or otherwise) and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.
12.    Assignment and Subletting.
12.1    Lessor's Consent Required.
(a)    Except as provided in Paragraph 63, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.
(b)    Intentionally deleted.
(c)    Intentionally deleted.
(d)    An assignment or subletting without consent shall, at Lessor's option, be a Default curable after written notice per Paragraph 13.1(d).
(e)    Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f)    Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default or there exists a Breach at the time consent is requested or if the assignee/sublessee plans to use the Premises, for a use other than the Agreed Use.
(g)    Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

_______    Page 11 OF 11    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

12.2    Terms and Conditions Applicable to Assignment and Subletting.
(a)    Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b)    Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment or sublease. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.
(c)    Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d)    In the event of any Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e)    Each request for consent to an assignment or subletting shall be in writing sent at least thirty (30) days prior to the projected assignment or sublease effective date, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f)    Notwithstanding that provided in Paragraph 12.2(a) above, any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g)    Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)
12.3    Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a)    Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b)    In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c)    Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

_______    Page 12 OF 12    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

(d)    No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
(e)    Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
(f)    Profits above the Rent amount due hereunder shall be shared equally (50/50) between Lessor and Lessee after deducting costs, as set forth in Section 63.
13.    Default; Breach; Remedies.
13.1    Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a)    The abandonment of the Premises.
(b)    The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
(c)    The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 10 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.
(d)    The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
(e)    A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(f)    The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g)    Intentionally deleted.
(h)    If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death or dissolution of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide

_______    Page 13 OF 13    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
13.2    Remedies. If Lessee Breaches any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a)    Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall not constitute the notice required by Paragraph 13.1.
(b)    Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.
(c)    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.
13.3    Intentionally deleted.
13.4    Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after receipt by Lessee of written notice from Lessor of such delinquency, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.
13.5    Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

_______    Page 14 OF 14    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

13.6    Breach by Lessor.
(a)    Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b)    Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14.    Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15.    Brokerage Fees.
15.1    Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.
15.2    Intentionally deleted.
15.3    Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto. Lessor shall pay commissions due to the Brokers per a separate agreement.
16.    Estoppel Certificates.
(a)    Each Party (as "Responding Party") shall within 10 business days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form materially similar to the then most current "Estoppel Certificate" form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

_______    Page 15 OF 15    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

(b)    If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.
(c)    Intentionally deleted.
17.    Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
18.    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19.    Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.
20.    Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21.    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22.    No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23.    Notices.
23.1    Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
23.2    Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 3 business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24.    Waivers.
(a)        No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent

_______    Page 16 OF 16    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
(b)        The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
(c)        THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.
25.    Intentionally deleted.
26.    No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28.    Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29.    Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30.    Subordination; Attornment; Non-Disturbance.
30.1    Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2    Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, unless continuing; (b) be subject to any offsets which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.
30.3    Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. In the event that Lessor is

_______    Page 17 OF 17    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

unable to provide the Non‑Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement. Lessor represents that no Security Device currently encumbers this Lease.
30.4    Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein and deliver same within 10 business days of such written request.
31.    Attorneys' Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, subject to the foregoing, Lessor shall be entitled to reasonable attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32.    Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or during the last 6 month of the Term, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33.    Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34.    Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except for ordinary "for sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.
35.    Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.
36.    Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent to an assignment, a subletting, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37.    Intentionally deleted.

_______    Page 18 OF 18    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

38.    Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39.    Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply:
39.1    Definition. "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
39.2    Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee or a Permitted Transferee, and cannot be assigned or exercised by anyone other than said original Lessee.
39.3    Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39.4    Effect of Default on Options.
(a)    Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) intentionally deleted, (iii) during the time Lessee is in Breach of this Lease or (iv) intentionally deleted.
(b)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c)    Intentionally deleted.

40.     Intentionally deleted.
41.     Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. See Addendum Section 62.
42.    Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43.    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" with 6 months shall be deemed to have waived its right to protest such payment.
44.    Authority; Multiple Parties; Execution.
(a)        If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each such party represents that the individual executing this Lease on behalf of such entity is duly authorized to execute and deliver this Lease on its behalf.
(b)        If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c)        This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

_______    Page 19 OF 19    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

45.    Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46.    Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47.    Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48.    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
49.    Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease £ is R is not attached to this Lease.
50.    Accessibility; Americans with Disabilities Act.
(a)        The Premises: R have not undergone an inspection by a Certified Access Specialist (CASp). £ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. £ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.
(b)        Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee's specific use of the Premises except as set forth in Paragraph 2.3, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's particular use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1.SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

_______    Page 20 OF 20    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed At:		Executed At:	Santa Clara, CA
On:		On:	February 6, 2017

By Lessor:		By Lessor:
American National Insurance Company,		Gigamon, Inc, a Delaware corporation

a Texas insurance company

By:	/s/ Robert J. Kirchner	By:	/s/ Paul Hooper
Name Printed:	Robert J. Kirchner	Name Printed:	Paul Hooper
Title:	Vice President	Title:	CEO
By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:		Address:	3300 Olcott Street
Santa Clara, CA 95054 Attn: General Counsel
Telephone:	( )	Telephone:
Facsimile:	( )	Facsimile:
Email:		Email:
Email:		Email:
Federal ID No.		Federal ID No.

_______    Page 21 OF 21    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

BROKER:			BROKER:
Colliers International			Savillis Studley

Attn:	Susan Gregory, SIOR and Andre Walewski		Attn:	Mike Mordaunt and Nate Currie
Title:	Sr. Vice President/ CEO, President		Title:
Address:	450 West Santa Clara Street		Address:	550 S. Winchester Blvd., Suite 600
San Jose, CA 95113			San Jose, CA 95128
Telephone:	(408)	282-3940/282-3837	Telephone:	(408)	551-5310
Facsimile:	(408)	283-2524	Facsimile:
Email:	susan.gregory@colliers.com		Email:	mmordaunt@savillis-studley.com
andre.waleski@colliers.com			ncurrie@savillis-studley.com
Federal ID No.			Federal ID No.
Broker/Agent BRE License #:		01217517 / 00844960	Broker/Agent BRE License #:		01778048 / 01418567

3250 olcott st_gigamon_010617 sg/pkp
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203.
Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.
© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

_______    Page 22 OF 22    _______
_______        _______
INITIALS        INITIALS
©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION        FORM STN-25-09/16E

ADDENDUM TO AIR COMMERCIAL REAL ESTATE STANDARD
INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
This Addendum (this “Addendum”) to AIR Commercial Real Estate Standard Industrial/Commercial Single-Tenant Lease - Net (the “Lease”) dated January ___, 2017, made by and between AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (“Lessor”) and GIGAMON INC., a Delaware corporation (“Lessee”) for certain premises located at 3250 Olcott Street, Santa Clara, CA (the “Premises”), is hereby incorporated into the Lease. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Lease. The provisions of the Lease are modified as set forth below. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.
51.Option to Terminate. Notwithstanding anything in this Lease to the contrary, Lessee shall have the right to terminate the Lease effective at any time after May 31, 2023, provided that such right shall be effective only if Lessee (a) shall provide to Lessor written notice of such termination at least twelve (12) months prior to the date of the desired termination, (b) shall pay to Lessor an amount equal to six (6) months of the then-current Base Rent due as of the date of the desired termination and (c) Lessee shall pay to Lessor any remaining amounts of Rent due and payable, but unpaid. Within ten (10) days following Lessee’s request, Lessor shall provide Lessee with its calculation of the amount set forth in item (b) above as of any date specified by Lessee.
52.    Signage.
(a)    Generally. Lessee may place and maintain signs within the Premises as Lessee may deem appropriate, the obligation to remove all such signs and to repair any damage caused by such signs or their removal. In the event that Lessee fails to remove such signs and/or repair such damage at the expiration of the Term, Lessor may do so, at its option, and Lessee shall pay the cost thereof to Lessor on demand. Lessee shall pay for any and all of Lessee’s costs relating to signage requests, including, at its option, a directory board to be located in the lobby of the Building. It is expressly understood and agreed that as an inducement for Lessee to enter into this Lease, Lessee shall have the right to install Lessee’s standard exterior and interior signs, incorporating Lessee’s standard corporate fonts, colors and logos, (i) on or about the entrance doors to the Premises, and (ii) in the elevator lobbies of the floors on which the Premises is located. Such signs shall be removed by Lessee upon the expiration of the Term. Lessor’s consent shall not be required with respect to any such signs to be installed by Lessee.
(b)    Exterior Signage. During the Original Term of this Lease, as extended including the Renewal Term (as applicable), Lessee shall have the right to install and maintain exterior signs, incorporating Lessee’s standard corporate fonts, colors and logos, (i) on the exterior façades of the Building and on the roof of the Building, and (ii) on any Building monument sign(s) (the signage described in items (i) and (ii) collectively referred to as the “Exterior Building Signage”). Signage shall be approved by Lessor in writing, which approval shall not be unreasonably withheld, delayed or conditioned. All exterior signage, however, shall be subject to the approval by all local authorities in accordance with all applicable codes. Lessor agrees to reasonably cooperate and use its reasonable efforts to assist Lessee in obtaining all required approvals. Any exterior signage shall be at Lessee’s sole cost and expense. Further, Lessor agrees that it shall not install any advertising or devices on the exterior glass of the Building or Building façade.
53.    Generator. Lessee shall have the right to install, at its sole cost and expense, a generator at the southwest corner of the Project. Plans for the installation and wiring of the generator shall be submitted to Lessor for review and approval at least thirty (30) days prior to the date on which such generator is to be installed. Any and all costs relating to the maintenance, replacement and/or removal of such generator shall be borne by Lessee. There will be no additional rent owed by Lessee during the Original Term and any extension thereof for generator rights. Upon the expiration or early termination of this Lease, unless Lessor advises otherwise in writing, the generator shall remain with the Project.
54.    Parking. Parking for the Building is located onsite, and Lessee shall have the right to utilize all such spaces at no additional cost to Lessee. Additionally, Lessee shall have the right to construct, at its sole cost and expense, up to fifteen (15) dual charging stations for electrical vehicles. Upon expiration or early termination of the Lease, any and all equipment relating to the charging stations not otherwise leased by Lessee shall remain with the Project.
55.    Base Rent. Notwithstanding anything in Paragraphs 1.5 or 1.6 of the Lease to the contrary, Base Rent for the Lease shall be as follows:

Period	Rental Amount (per sq. ft.)	Rental Amount (per mo.)
10/01/2017 - 09/30/2018	$3.15	$144,572.40
10/01/2018 - 09/30/2019	$3.24	$148,703.04
10/01/2019 - 09/30/2020	$3.34	$153,292.64
10/01/2020 - 09/30/2021	$3.44	$157,882.24
10/01/2021 - 09/30/2022	$3.54	$162,471.84
10/01/2022 - 09/30/2023	$3.65	$167,520.40
10/01/2023 - 09/30/2024	$3.76	$172,568.96
10/01/2024 - 03/31/2025	$3.87	$177,617.52

Notwithstanding anything to the contrary herein, if possession of the Premises are not timely delivered to Lessee in the required condition by May, 1, 2017, in addition to any other rights or remedies Lessee may have, the Commencement Date shall be delayed by a number of days equal to the difference between the date on which such possession of the Premises was actually delivered and May 1, 2017, provided that such delay in delivery shall not affect the Expiration Date.
56.    Lease Renewal Option. Upon written notice to Lessor in the manner provided in this Lease, no less than nine (9) months and no more than fifteen (15) months prior to the expiration of the Original Term of this Lease and provided that Lessee is not in Breach of this Lease, Lessee shall have a one-time right to renew this Lease, as the same may be amended from time to time, for a period equal to thirty-eight (38) months, commencing at the end of the Original Term (the “Renewal Term”). If Lessee exercises this Option and the conditions in this Paragraph 56 are timely satisfied, then this Lease shall be renewed upon the same terms and conditions set forth in this Lease, with the exception of the amount of Base Rent to be paid by Lessee to Lessor, which shall be the Market Rent as determined pursuant to the following procedure:
(a)    Promptly following Lessee’s exercise of its renewal Option for the Renewal Term, Lessor and Lessee will negotiate in good faith to determine Market Rent to be payable as Base Rent with respect thereto. If Lessor and Lessee are unable to do so within sixty (60) days after Lessee’s notice of election, then Lessor and Lessee shall send to each other their respective estimates of which constitutes the Option Rent (“Lessor’s Estimate” and “Lessee’s Estimate”, respectively). If Lessee’s Estimate is within five percent (5%) of the Lessor’s Estimate, the Market Rent shall be equal to the average of the two (2) estimates.
(b)    In the event Lessee that Lessee’s Estimate is not within five percent (5%) of the Lessor’s Estimate, then Lessee shall notify Lessor of same, and Lessee may demand that the Market Rent be determined by arbitration in accordance with the following procedure. Lessor and Lessee, at their sole cost and expense, shall each employ an appraiser, who shall be a member of the Master Appraisers Institute or similar reputable organization, with at least ten (10) years of experience appraising office buildings comparable to the location and type of that of the Building. Each appraiser shall render an appraisal of the Market Rent for the Premises within thirty (30) calendar days after appointment. If the parties cannot agree on the Market Rent, based upon such appraisals within ten (10) days of receipt of such appraisals, then Lessor and Lessee shall select an independent third appraiser acceptable to both within ten (10) business days. In the event Lessor and Lessee cannot agree on such independent third appraiser, either party may request the American Arbitration Association in the county in which the Building is located to appoint such independent third appraiser who shall be of similar affiliation or background of the appraisers aforementioned. The third appraiser shall choose either Lessee’s Estimate or Lessor’s Estimate, whichever the third appraiser believes most closely is the Market Rent. Notwithstanding anything in subparagraph (c) below, upon appointment, the third appraiser and the chosen appraisal shall be deemed the “Market Rent” for all purposes. The parties shall share equally in the cost of any such third appraiser. In the event Market Rent is not determined prior to the expiration of the Original Term, Lessee shall continue to pay Lessor the Base Rent which was payable by Lessee to Lessor during the last month of such Original Term, but shall be adjusted retroactively upon final determination of the Market Rent.

(c)    For purposes hereof, subject in all respects to the provisions of subparagraph (b) above, the term “Market Rent” shall be defined as that base rent charged to a comparable tenant for a comparable space in the Building or in a comparable building within a five mile radius of the Building for a comparable term after giving effect to the Additional Rent which will continue to be payable hereunder. In no event shall the Market Rent be less than the Base Rent in effect during the last month of the initial Term.
57.    Delivery of the Premises.
(a)    Lessor’s Obligations. Notwithstanding anything in Paragraph 2 of the Lease to the contrary, Lessor, at its sole cost and expense, shall deliver the Building in compliance with all building and other applicable codes and laws, including without limitation the Americans with Disabilities Act of 1990, as amended (the “ADA”) and Title 24 of the California Code of Regulations and improved in accordance with the plans and specifications attached hereto as Exhibit “57” (the “Lessor’s Work”), which have been reviewed and approved by Lessee. Lessor’s Work shall be constructed in accordance with the approved plans and specification and all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessee shall have the right to submit a written “punch list” to Lessor within fifteen (15) business days of receipt from Lessor of written notice of substantial completion of Lessor’s Work, setting forth in reasonable detail any defective item of construction, and Lessor shall promptly cause such items to be corrected, provided that Lessor shall have a right to object to such item if it deems, in its reasonable judgment, that such matter is not a defect or was not part of Lessor’s Work. Notwithstanding the foregoing, Lessee’s acceptance of the Premises or submission of a “punch list” shall not be deemed a waiver of Lessee’s rights to have defects in the Lessor’s Work repaired at no cost to Lessee. So long as Lessee shall give written notice to Lessor of any such defect within twelve (12) months of the Start Date, Lessor shall repair or cause to be repaired such defect as soon as reasonably possible (subject to the same right to object as provided above). Lessor, in performing Lessor’s Work, is attempting to obtain, at a minimum, LEED Silver certification, and to the extent such certification is obtained, Lessor shall provide to Lessee LEED Tenant Design and Construction Guidelines (the “LEED Guidelines”), which provides guidance for Lessee on its construction of the T/I Work. To the extent Lessor obtains LEED Silver or higher certification for the Building, Lessee shall use commercially reasonable efforts to prevent any and all improvements constructed by or on behalf of Lessee within the Building from invalidating in any way the LEED certification obtained by Lessor, provided however such certification shall not make any requirements for the T/I Work and to the extent of any modifications in Lessee’s plans or changes to the T/I Work required to avoid invalidating such certification, Lessor shall pay the costs thereof.
(b)    T/I Work, T/I Allowance; Excluded Work.
(i)    Generally. Any of the initial work performed by Lessee to prepare the Premises for Lessee’s use and occupancy (the “T/I Work”), shall be performed by Lessee at Lessee’s expense (except as otherwise provided herein) and in accordance with the plans and specifications as have been reviewed and approved by Lessor prior to commencement thereof. Any and all of the T/I Work shall be (A) in compliance with the applicable provisions of the ADA, (B) performed in substantial conformance with the plans and specifications relating to such work as have been previously reviewed and approved (in writing) by Lessor and (C) eligible for reimbursement from the T/I Allowance. Lessee shall have the right to choose (subject to Lessor’s reasonable review and approval) the General Contractor (as defined below), the architect, the MEP and any additional engineering group relating to the construction of the T/I Work, provided that all such parties shall provide any and all insurance coverages as are reasonably requested by Lessor and relate to the T/I Work (or portion thereof) and shall be licensed in the State in which the Premises is located. Lessee shall not be required to cause the Premises to comply with any requests of any underwriter or rating bureau or recommendations of Lessor’s engineers or consultants requiring the construction of the T/I Work (or portion thereof) unless such compliance is necessitated solely due to Lessee’s particular use of the Premises. Where no time period is specified above, Lessor shall respond to any consent or approval request within fifteen (15) business days and Lessor’s failure to provide or reasonably refuse its consent within such time period shall be deemed Lessor’s consent or approval to the request.
(ii)    T/I Allowance; Excluded Work.
(A)    In consideration for the performance by Lessee of the T/I Work, Lessor shall make available to Lessee an amount up to $60.00 per square foot (a maximum of $2,753,760.00 based on the Premises being 45,896 square feet) (the “T/I Allowance”) in accordance with the terms and conditions of this Paragraph 52(b)(ii).

(B)    The T/I Allowance shall be disbursed by Lessor to Lessee in installments every thirty (30) days following Lessee providing to Lessor a written request for disbursement, along with lien waivers from (1) Lessee’s general contractor for the T/I Work (the “General Contractor”), who may be non-union and (2) any subcontractors of the General Contractor whose budgeted amount for materials and/or services (as applicable) is at least $10,000.00. In the event that Lessor fails to timely pay the requested T/I Allowance amount after having received any and all required deliveries as provided above, Lessee, at Lessee’s option, may offset the amount of the T/I Allowance so requested from any and all Rent coming due under the Lease. Additionally, Lessor shall have the right to charge Lessee a construction supervision fee in an amount not to exceed two percent (2%) of the T/I Allowance, which amount shall be payable from the T/I Allowance. Notwithstanding anything to the contrary herein, Lessor shall reimburse Lessee for the following: (y) reasonable, out-of-pocket costs actually incurred by Lessee resulting from the removal of unlawful amounts of Hazardous Substances located on or about the Premises and not caused by Lessee or related to the performance of the T/I Work; and (z) reasonable, out-of-pocket costs actually incurred by Lessee to bring Lessor’s Work into compliance with the Applicable Requirements, including, without limitation, the ADA and any applicable environmental laws (with such work described in the foregoing clauses (y) and (z) to be referred to herein as the “Excluded Work”); provided, however, that as to clause (z) above, Lessee shall not have the right to perform any such work until it has notified Lessor in writing of such matter and Lessor has failed to timely address such issue in accordance with Paragraph 57(a) above.
Notwithstanding anything in the Lease to the contrary, the date which Lessee would otherwise be obligated to commence Rent payments under the Lease shall be delayed by one (1) day for each day Lessee’s completion of the T/I Work and its ability to commence operations by October 1, 2017 is delayed due to (i) any breach by Lessor of its obligations under this Section or the Lease, (ii) the performance of the Excluded Work (whether by Lessor or by Lessee) or (iii) changes to the T/I Work to avoid invalidating Lessor’s LEED certification.
58.    Installation and Removal of Improvements by Lessee.
(a)    Lessee, at its sole cost and expense, may alter, modify, furnish and equip the Premises, purchase and install any special equipment and any other items necessary, incidental or convenient to its needs, provided all such improvements shall be compliant with the applicable provisions of the ADA. Further, if such installation requires making any significant addition or alteration in or to the Premises or the Building, or if Lessee desires to make any significant renovation, alteration, addition or change in or to the Premises, Lessee shall first obtain the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right, without having to obtain Lessor’s consent, to make interior non-structural alterations, additions and improvements provided such alterations, additions or improvements (as the case may be) (i) cost less than $250,000.00 per project, (ii) do not adversely impair the structural integrity of the Building, (iii) do not adversely affect any of the Building systems or (iv) effect the exterior of the Building. In addition, Lessee shall be permitted to make decorative changes without having to obtain the consent of Lessor. In the event Lessor fails to respond to Lessee’s request for Lessor’s approval for any alterations requiring Lessor’s consent within ten (10) business days following Lessee’s request therefor accompanied by copies of Lessee’s plans and specifications for such alterations, Lessor’s consent to such alterations shall be deemed granted. As used herein, the term “respond” shall be Lessor’s approval or disapproval accompanied by Lessor’s reasonable grounds for such disapproval. All Lessee equipment and any renovation, alteration, addition or change shall be installed and completed in accordance with applicable codes and ordinances, and prior to the installation of any equipment on or within the Premises that would be considered a fixture, Lessee shall submit to Lessor information regarding such equipment for Lessor’s review and approval. All such improvements, furnishings and equipment purchased by Lessee and installed in the Premises shall remain the property of Lessee and may be removed by Lessee at the end of the term of this Lease, except that if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left on the Project more than fifteen (15) days after such abandonment, surrender or dispossession may be deemed to be abandoned at the option of Lessor; provided, however, that those improvements, furnishings and equipment which cannot be severed or removed from the Premises without material or substantial damage to the Premises may be removed by Lessee only if Lessee repairs any damage resulting from such removal. For the avoidance of doubt, except as otherwise expressly provided for in the Lease, Lessee shall not be required to remove any leasehold improvements, supplemental HVAC systems, alterations, cabling or equipment other than Lessee’s furniture, moveable equipment and other items of personal property, and, in no event shall Lessee be required to remove and restore any element of the T/I Work that is a typical office improvement. Lessor agrees to reasonably cooperate with Lessee in respect of obtaining any approval, permit, registration or license required by any governmental or quasi-governmental authority in connection with any alterations, installations, additions or improvements to be performed by Lessee, and, if necessary, to execute and deliver any application or other form required by such authority. Any and all reasonable, out-of-pocket costs and expenses incurred by Lessor as a result of such cooperation (including, without limitation, reasonable attorneys’ fees and expenses) shall be promptly paid by Lessee within thirty (30) days following demand and shall be deemed “Rent” for all purposes under this Lease.
(b)    Lessee shall keep the Premises and every part thereof, including the Project, free and clear of any and all mechanics’, materialmen’s and other liens for or arising out of or in connection with work or labor done, services performed or materials, appliances, equipment, or supplies used or furnished for or in connection with any alterations, improvements, repairs or additions which Lessee may make or cause to be made in or upon the Premises, or in connection with the installation and/or removal of improvements, furnishings and equipment as permitted hereunder. Lessee shall, at its cost and expense, cause such liens to be discharged of record or bonded within thirty (30) days after notice to Lessee of the filing or imposition thereof, and shall indemnify Lessor against any such liens or the claims, suits or other proceedings pertaining thereto.
59.    [INTENTIONALLY OMITTED]
60.    Access. Lessor represents and warrants that Lessee shall be entitled to access to the Premises (including parking areas) twenty-four (24) hours per day, seven (7) days per week throughout the Term and any extension thereof. Lessor represents and warrants that all utilities and services and parking areas necessary for Lessee’s use of the Premises shall be available for Lessee’s use twenty-four (24) hour per day, seven (7) days per week, except to the extent interruptions or outages are caused by the utility provider or otherwise outside of the immediate control of Lessor. If the Premises should become not reasonably suitable for Lessee’s use as a consequence of cessation of utilities or other services, interference with use of the Premises, legal restrictions or the presence of any Hazardous Substances which does not result from Lessee’s release or emission of such Hazardous Substances, and in any of the foregoing causes the unreasonable interference with Lessee’s use of the Premises persists for seven (7) consecutive days or more, then Lessee shall be entitled to an equitable abatement of Rent to the extent of the interference with Lessee’s use of the Premises occasioned thereby. If the interference persists for more than ninety (90) consecutive days, Lessee shall have the right to terminate the Lease.
61.    Telecommunications Equipment. Notwithstanding anything to the contrary contained herein, Lessee shall have the right to install or cause to be installed telecommunications and/or television equipment or any other reasonable equipment required for Lessee’s business on the roof of the Building and/or cable connecting the Premises to the equipment or local utility. Lessee’s vendor or its affiliates, as the designee of Lessee, shall be granted the right to install said equipment and wiring and Lessee and its designees shall be solely responsible, at its cost and expense, for the maintenance and repair of said unit, and Lessor shall have no responsibility with respect thereto unless the same was made necessary by the negligence or willful acts or omissions of Lessor or its agents. Lessee shall be responsible at its cost and expense for compliance with any and all laws, and any other governmental rules, regulations, approvals, permits or licenses in connection with erecting or maintaining the dish or antenna. Lessee represents and warrants that Lessee requires the equipment for the purpose of receiving and sending financial and other information used by Lessee and/or its clients and Lessee shall not be paid rental by any third party for said party’s use of the dish or antenna.
62.    Security Measures. Notwithstanding the provisions of Paragraph 41 of the Lease, Lessee, at its sole cost and expense, shall have the right to install a security system, including access panels and cameras for the Premises specifically and the Building generally, installation of which shall be subject to Lessor’s approval, not to be unreasonably withheld, conditioned or delayed. Lessee shall be responsible for the removal of such equipment in accordance with Paragraph 58(a) above.
63.    Assignment and Subletting. Notwithstanding anything to the contrary herein or in the Lease, Lessee shall have the right, without Lessor’s consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign the Lease to (a) an entity controlling, controlled by or under common control with Lessee, (b) an entity related to Lessee by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of Lessee’s assets. A sale, transfer or issuance of Lessee’s capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises. Whenever Lessor is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of “Profits”: the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment (“Transferred Space”) less: (i) the gross revenue paid to Lessor by Lessee during the period of the sublease term or during the assignment with respect to the Transferred Space; (ii) the gross revenue as to the Transferred Space paid to Lessor by Lessee for all days the Transferred Space was vacated from the date that Lessee first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent; (iii) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Lessee to sublessee or assignee; (iv) reasonable brokers’ commissions actually paid for such sublease or assignment (as applicable); (v) reasonable attorneys’ fees actually incurred relating such sublease or assignment (as applicable); (vi) reasonable lease takeover payments; (vii) reasonable costs of advertising the space for sublease or assignment; and (viii) any other reasonable costs actually paid in assigning or subletting the Transferred Space or in negotiating or effectuating the assignment or sublease; provided, however, under no circumstance shall Lessor be paid any Profits until Lessee has recovered all the items set forth in subparts (i) through (viii) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (i) through (viii) above (the “Net Revenues”), are less than any and all costs actually paid in assigning or subletting the Transferred Space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved.
64.    Real Property Taxes. Notwithstanding anything in Paragraph 10.1 of the Lease to the contrary “Real Property Taxes” shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein: (a) an income or income-related tax levied on Lessor’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Project; or (d) otherwise attributable to Lessor’s net income, inheritance, gift, transfer, estate or state taxes.
65.    Hazardous Substances. To the best of Lessor knowledge, without due investigation, no unlawful amounts of Hazardous Substance is present at the Project or the soil, surface water or groundwater thereof.
66.    Maintenance. Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct any repair, maintenance or improvements (a) to the foundations, roofs, roof drainage systems, skylights, and structural portions of the Building, including structural elements of the exterior walls, (b) with respect to damage caused by Lessor or its agents or contractors or (c) for which Landlord has a right of reimbursement from others.
67.    Damage; Condemnation. In addition to that provided for in Paragraph 9 of the Lease:
(a)    If a Premises Partial Damage that is an insured loss occurs, either party hereto shall have the option to terminate the Lease if the Premises, based on the reasonable determination of Lessor, cannot be fully restored to the condition existing prior to the occurrence of the damage within two hundred seventy (270) days after the damage first occurred. The terminating party must send written notice of such termination at least thirty (30) days from the date on which Lessor notifies Lessee of the time in which the damage repairs shall be completed.
(b)    Notwithstanding the foregoing, Lessor shall not have the right to terminate the Lease for an Uninsured Loss or any damage during the last six (6) months of the Term if the damage to the Premises is relatively minor (e.g. repair or restoration would cost less than ten percent (10%) of the replacement cost of the Premises).
68.    Approvals. Whenever the Lease requires an approval, consent, determination or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld, conditioned or delayed.
69.    Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.
70.    Miscellaneous. Time is of the essence for all matters provided for herein and in the Lease. The Lease and this Addendum shall be governed in all respects by the laws of the State of California, without regard to any conflicts of law provisions. The Lease and this Addendum may be executed by the parties hereto in multiple counterparts, each being deemed an original and all of which, when combined, being one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY RESERVED]

EXECUTED TO BE EFFECTIVE as of the date of the Lease.

LESSEE:

GIGAMON INC, a Delaware corporation

By:	/s/ Paul Hooper
Name:	Paul Hooper
Title:	CEO

LESSOR:

AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company

By:	/s/ Robert J. Kirchner
Name:	Robert J. Kirchner
Title:	Vice President

[Signature Page(s) to Addendum to Lease with Gigamon, Inc.]

EXHIBIT "57"
LESSOR'S WORK
[Follows this Cover Page]

[Exhibit "57" to Addendum to Lease with Gigamon, Inc.]

3250 Olcott
Santa Clara, California
Outline Specifications

December 13, 2016

SITE PLANNING:	Site Area:	SITE PLANNING:	Paving Design:
Net Site Area: ± 2.0 Acres (± 87,120 SF)
Entry to the newly expanded lobby is along an IPE wood deck pathway. Exterior conference spaces also offer IPE paving material including the 3rd floor exterior terrace. Decomposed granite delineates seating areas for intimate meetings and individual contemplation. Decorative pedestrian paving at the rear building entry defines the rear plaza. Parking comprised of sealed asphalt with concrete curbs and gutters.

	Site Construction:		Signage Design:
	Existing and expanded slab on grade at new entrance lobby shell.		Enhanced entry signage identifies the site and address from Olcott Street.
Existing asphalt with concrete curbs, integral concrete gutter wherever storm water will collect and flow adjacent to curb, drains to on site storm drain in north east corner of parking lot.
	Integral color concrete, decomposed granite, and wood terraced plazas and walkways with varied textures and finishes. The site includes retaining seat walls nestled into mature redwood trees.		Planting Design:

Existing grove of mature redwoods is complimented by shade tolerant low water use understory, mimicking natural growth in local redwood forests.
Corten planters add rich contrast as book ends to conference space and activity areas. Planting compliments the existing redwood grove. Shade tolerant planting located under existing tree canopy and low water use ground cover will enhance the site and reduce water needed for irrigation.

Site Lighting:

Existing luminaires are provided along the primary vehicular access driveways and throughout the parking areas, as required by code. LED are provided in pedestrian areas, as required. Outdoor lighting shall be controlled by an automated lighting control system.
Event pole lighting with dimmable control to provide evening lighting over conference and exterior terrace areas.

Irrigation Design:
SITE PLANNING:	Access:		Enhanced irrigation controller and drip distribution heads provides energy efficiency meeting or exceeding CalGreen and LEED standards.
Located along Olcott Street adjacent to the San Thomas Aquino Channel. Access available via Scott Road at San Tomas Expressway and US Route 101.
Site Furnishings Design:
Parking:
Writable surface windscreens, conference and dining tables, conference seating, Adirondack chairs, natural gas fire basin, IPE clad seat walls and benches, corten planters, bicycle rack are provided on site and compliment the exterior site design.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 2    December 13, 2016

Parking, including accessible parking, provided by surface parking
Total Spaces on-grade: 160 Spaces	LEED:	Leadership in Energy and Environmental Design:
Parking Ratio: 3.34/1000		The project is registered with the United States Green Building Council's LEED for Core and Shell rating system, Version 3, and is targeting the Silver certification level.
Full Size Parking Spaces: 80 (9'-0" x 18'-0") Accessible Parking Spaces: 6 (9'-0" x 18'-0") Long Term Parking Spaces: 74 (8'-0" x 18'-0")
Electric Vehicle Charging Stations: 0 (Type 2) Note: conduit is provided for 4 electric vehicle charging stations.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 2    December 13, 2016

OFFICE BUILDING	Overall Dimensions		OFFICE BUILDING CORE INTERIOR:	Typical Finishes
	Stories:	3		Floors:
	Building Height	40’-10’’ (top of parapet)		First floor polished existing concrete with Industrial look.
	Gross Area Per BOMA Z65.3:	47,989		Second floor gypcrete.
Third floor gypcrete with select areas of Patcraft carpet and Mohawk LVT at finished office areas.
Floor/Ceiling Heights
	Typical Floor-to-Floor	12’-6’’		Walls:
	Typical Floor-to-Bottom of Deck	11’-6’’		Feature Walls in Main Lobby: Mission Bell Transbay Terminal Reclaimed wood, stained to match Ipe.
	Typical tenant finished ceiling height	8’-0’’-9’-0’’		Other walls: Gypsum board with painted finish over metal stud wall assembly.

	Module/Glazing Heights			Ceiling:
	Glazing module is 4’ on center.			First Floor Lobby and Conference Room: Gypsum hardlid ceiling with recessed light fixtures. Pendant lighting in main lobby two story volume.
	1st floor	8’-0’’ High (Sill at 0’-0’’ AFF)		Second Floor over Main Lobby: Gypsum hardlid ceiling with pendant light fixtures.
	Upper floors	5’-6’’ High (Sill at 2’-6’’ AFF)		Third Floor at Enclosed Offices: Armstrong Ceiling Tile with recessed light fixtures.
	Perimeter structural columns occur behind glass.			All Other Ceilings Excluding at Restroom: Open to structure.

OFFICE BUILDING EXTERIOR:	Building Envelope			Elevators:

The exterior building envelope glazing consists of Arcadia AFG451 Front Glazed 2’’ x 4 ½’’ storefront and Arcadia OPG23011 2 ½’’ x 10” curtain wall systems with Duranar XL UC51595XL “ Medium Gray” finish.
16 gauge stainless steel elevator doors and frames.
Main Lobby Reception Desk:
	Vision Glass			Solid surface with reclaimed wood at front face to tie in with the feature wall behind.
	1’’ Solarban 70XL insulated glazing units			Main Lobby Stair: Steel with Ipe treads.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 3    December 13, 2016

The opaque building envelope wall elements consist of precast concrete panels clad with EIFS, Trespa infill, and aluminum composite panel. The EIFS and precast concrete is painted Sherwin Williams SW7075 Web Gray. The Trespa is in the Romantic Walnut finish. The aluminum composite panel is Reynobond Colorweld 500 Pewter.

Roofing:
New white 80 mil TPO roof, insulated.

Third Floor Exterior "Treehouse" Amenity
Nanawall doors open onto a third floor outdoor amenity deck in the Redwood trees. Ipe floor decking.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 3    December 13, 2016

OFFICE BUILDING CORE INTERIOR (CONTINUED):	Elevators:		OFFICE BUILDING CORE INTERIOR (CONTINUED):	Toilet Rooms:

	Elevators:			Fixtures (per floor):
	Type:	Hydraulic
	Speed:	130 FPM Up; 150 FPM Down		Men:	1 toilet	Women:	3 toilets
	Capacity:	3,500 pounds			2 urinals		3 lavatories
	Cab dimensions (Passenger):	6’-9” x 5’-5½”			3 lavatories
	Entrance size:	3’-6” x 7’-0”
	Cab Height:	7’-9 ⅝”		Note: Fixtures will have hands-free operation
	Ceiling Height:	7’-4 ⅜”
	Cab lighting:	Diffused LED Lighting		Shower:
				Men:	1 First Floor	Women:	1 First Floor
Walls:
	Gypsum drywall with a painted finish.			Floors and Bases:
Daltile 12"x12" porcelain tile; Diamante Colorbody Porcelain, Color: Ardesia over thinset.
Floor and Landing Finish Material:
	Shaw Inlay 5A193 Carpet in Galena 93585			Walls
Daltile; Color: Semi-Gloss Matte Pearl White

Ceiling:
Gypsum drywall with painted finish. Recessed down lights with accent cove lighting.

Toilet Partitions:
Satin stainless steel, floor mounted.

Lavatories:
Solid Surface lavatory top; Color Quartz Venatino CQ858, with under-counter mount white vitreous china sinks. Electronic faucets, battery powered.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 4    December 13, 2016

Mirrors:
Vision quality clear vanity mirror above lavatories.

Accessories:
Satin stainless steel, recessed. Paper towel holders; restrooms wired for hand dryers.

Toilet Partitions:
Satin stainless steel, floor mounted.

Lavatories:
Solid Surface lavatory top; Color Quartz Venatino CQ858, with under-counter mount white vitreous china sinks. Electronic faucets, battery powered.

Mirrors:
Vision quality clear vanity mirror above lavatories.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 4    December 13, 2016

Accessories:
Satin stainless steel, recessed.
Paper towel holders; restrooms wired for hand dryers.

ARCHITECTURAL    Typical Janitor Room:
MISCELLANEOUS:

Janitor Room provided at each level.
Floor mounted service sink.
Fiberglass reinforced plastic wall panels located adjacent to sink.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 4    December 13, 2016

STRUCTURAL SYSTEMS:	Foundation System:	MECHANICAL SYSTEMS:	Heating, Ventilation and Air Conditioning:

The columns rest on individual shallow concrete spread footings. Spread footings around the perimeter of the building are connected by concrete grade beams. In 4 locations where braced frames occur columns are supported on pile caps with deep foundation concrete caissons to resist potentially large "uplift" in seismic events.

Cooling and ventilation for the building is provided by (3) Trane 40-ton cooling-only VAV rooftop packaged units with a cooling efficiency of 11.0 EER. The units utilize R-410 direct expansion coils with compressors to cool the supply air into the building and each rooftop packaged unit is dedicated to one floor of the building. The size of the units was calculated based off of typical office standards for plug, occupant, and lighting loads. Outside air is drawn into the space through the rooftop VAV unit economizers and the building pressure is controlled via modulating power exhaust modules. The VAV packaged units utilize R-410A refrigerant which complies with the LEED requirements. The current design for the core and shell phase of the space contains a total of (9) reheat VAV boxes each controlled by an individual adjustable thermostat tied into a BMS which controls and monitors the entire building. CO2 monitoring sensors are located in high occupancy spaces and are tied into the BMS with high limit alarms. The packaged units, curbs, shaft ductwork, and main ductwork stubs to the space, and high/low pressure ductwork for the (9) reheat boxes are provided under the core and shell scope of work.

Heating for the building is provided by a rooftop hot water skid containing (1) new 1,000 MBH gas-fired boiler with integrated primary pump with (1) new secondary hot water pump with a variable frequency drive to control pump speed based on pressure differential. The hot water system is based on a primary-secondary loop. The primary loop contains a small recirculation pump on the boiler to maintain minimum flow through the boiler. The secondary loop contains the larger variable speed pump that serves the building VAV reheat boxes. The rooftop boiler skid, roof piping, shaft piping, piping to the (9) current VAV reheat boxes, and the associated insulation are provided under the core and shell scope of work.

Restroom, shower, and elevator equipment room exhaust is provided by a rooftop utility exhaust fan connected to riser ducts that serve each floor. Make-up air is provided into each space via transfer registers from the surrounding spaces. Fire dampers with fusible links are provided for the elevator equipment room to retain the fire rating of the space. The fan, riser ductwork, and restroom distribution is provided under the core and shell scope of work.

On-Grade Floor System:

In general, slabs on grade consist of 5" thick concrete with #3 rebar at 12" O.C. each direction centered in the slab. Slabs at the newer entryway area consist of 5" thick concrete with #4 @ 12" O.C. each direction placed over layers of sand, visqueen, and crushed rock to mitigate expansive properties of the native soil.

Elevated Floor System:

The 3-story structure consists primarily of wood framed floor systems supporting plywood sheathing. Framing consists generally of 2x12 joists at 16" O.C. supported on glulam beams framing into steel columns and is designed to support typical office occupancy loads. The roof of the newer "treehouse" entryway roof/ amenity deck is framed with steel wide flange beams and wood joists designed to support exterior gathering space live loads of 100 lbs./ft2. Lateral loads are resisted by tube steel braced frames around the perimeter of the building. Along "lateral resisting" gridlines - those with braced frames - steel beams are framed to provide adequate strength and stiffness. The roof framing is very similar to the typical floor framing in concept and is designed for typical roof live loads and sloped to accommodate drainage. Three of the four rooftop equipment platforms are framed of steel beam and post systems supported on the roof glulam girder framing. One of the four platforms is framed with traditional wood framing similarly supported directly on the wood roof framing.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 5    December 13, 2016

MECHANICAL    Heating, Ventilation and Air Conditioning:
SYSTEMS:
Cooling and ventilation for the building is provided by (3) Trane 40-ton cooling-only VAV rooftop packaged units with a cooling efficiency of 11.0 EER. The units utilize R-410 direct expansion coils with compressors to cool the supply air into the building and each rooftop packaged unit is dedicated to one floor of the building. The size of the units was calculated based off of typical office standards for plug, occupant, and lighting loads. Outside air is drawn into the space through the rooftop VAV unit economizers and the building pressure is controlled via modulating power exhaust modules. The VAV packaged units utilize R-410A refrigerant which complies with the LEED requirements. The current design for the core and shell phase of the space contains a total of (9) reheat VAV boxes each controlled by an individual adjustable thermostat tied into a BMS which controls and monitors the entire building. CO2 monitoring sensors are located in high occupancy spaces and are tied into the BMS with high limit alarms. The packaged units, curbs, shaft ductwork, and main ductwork stubs to the space, and high/low pressure ductwork for the (9) reheat boxes are provided under the core and shell scope of work.

Heating for the building is provided by a rooftop hot water skid containing (1) new 1,000 MBH gas-fired boiler with integrated primary pump with (1) new secondary hot water pump with a variable frequency drive to control pump speed based on pressure differential. The hot water system is based on a primary-secondary loop. The primary loop contains a small recirculation pump on the boiler to maintain minimum flow through the boiler. The secondary loop contains the larger variable speed pump that serves the building VAV reheat boxes. The rooftop boiler skid, roof piping, shaft piping, piping to the (9) current VAV reheat boxes, and the associated insulation are provided under the core and shell scope of work.

Restroom, shower, and elevator equipment room exhaust is provided by a rooftop utility exhaust fan connected to riser ducts that serve each floor. Make-up air is provided into each space via transfer registers from the surrounding spaces. Fire dampers with fusible links are provided for the elevator equipment room to retain the fire rating of the space. The fan, riser ductwork, and restroom distribution is provided under the core and shell scope of work.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 5    December 13, 2016

MECHANICAL SYSTEMS: (CONTINUED)	Plumbing:	ELECTRIAL SYSTEMS:	New Main Electrical Services:

New plumbing is being run in the building to service the low flow restroom and breakroom fixtures. Each of the three floors has a bathroom core for men and women with (4) 1.28 GPF water closets, (2) 0.5 GPF urinals and (4) 0.35 GPM lavatories as well as a mop sink in the janitor's room. 1st floor also has (1) drinking fountain, (1) 1.5 GPM break sink and (2) 1.5 GPM Showers. There is an electric water heater that serves each floor. 1st floor is served by 52-gallon water heater with circulation system for a constant hot water flow to serve the showers. 2nd and 3rd floor has a 10-gallon water heater that serves the lavatories.
2000A, 277/480 volt, 3-phase, 4-wire System

Ampacity as required to accommodate square footage and loads:
Lighting: 1.5w/sqft
Plugs: 3.0w/sqft
Lab Equipment: 4.0w/sqft
Mechanical: 6.5w/sqft
FIRE PROTECTION SYSTEMS	Fire Protection:		Elevators: 1.0w/sqft

Automatic Fire Sprinkler Systems: The existing system has been modified per NFPA 13 and the Santa Clara Fire Department to accommodate the tenant improvement. The P.I.V. on the exterior of the building is the only shutoff point and there is no standpipe system. Hydraulic calculations were provided to prove a density of .10/ 930 sq. ft. (Light Hazard) to accommodate the new backflow device.
Total Wattage for Minimum Building Systems Use:
16.0w/sqft x 47,896sqft = 766,336watts (923Amps)
Total System Spare Capacity for Tenant Specialty Building Systems:
(677Amps) x 480V x1.73 = 562,180watts/ 47,896sqft = 11.75w/sqft

	Fire-Line/Safety System:		Building Distribution System: 1st Floor Exterior
	Sprinkler supervisory fire alarm system with an evacuation extension in market ready areas per 2013CBC/CFM code editions.		Main Switch Board:
	Duct detector supervisory per 2013CBC/CFM code editions.		2000A, 277/480volt, 3-phase, 4-wire System @ Southwest Exterior Corner of the building.
	Elevator recall and monitoring per CA State and local AHJ requirements.		300kva NEMA-3R 480v to 120/208v Transformer T1 @ Southwest Exterior Corner of the building
Distribution for all Mechanical and Elevator equipment has been installed as part of the building core and shell.

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 6    December 13, 2016

Building Distribution System: 1st Floor Electric Room
Main Distribution Panel DP1:
1000A, 120/208volt, 3-phase, 4-wire System @ Southwest Corner of the building.
400A Panel, 84-Space Panel L1A/ L1B: 120/208volt, 3-phase, 4-wire System @ Southwest Corner of the building
200A Panel, 42-Space Panel H1: 277/480volt, 3-phase, 4-wire System @ Southwest Corner of the building

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 6    December 13, 2016

ELECTRICAL SYSTEMS: (CONTINUED):	Building Distribution System: 2nd Floor Electric Room	APPLICABLE CODES	Codes:
	400A Panel, 84-Space Panel L2A/ L2B: 120/208volt, 3-phase, 4-wire System adjacent to West Elevator Shaft Wall		2013 California Building Code (C.B.C.)
	200A Panel, 42-Space Panel H2: 277/480volt, 3-phase, 4-wire System adjacent to West Elevator Shaft Wall		2013 California Green Building Standards Code (Calgreen)
	4.2KW DSPM EM Lighting Inverter System		2013 California Mechanical Code (C.M.C.)
2013 California Electrical Code (C.E.C.)
	Building Distribution System: 3rd Floor Electric Room		2013 California Plumbing Code (C.P.C)
	400A Panel, 84-Space Panel L3A/ L3B: 120/208volt, 3-phase, 4-wire System adjacent to West Elevator Shaft Wall		2013 California Building Energy Efficiency Standards (Title 24-6)
	50A Panel, 42-Space Panel H3: 277/480volt, 3-phase, 4-wire System adjacent to West Elevator Shaft Wall		2013 California Fire Code (C.F.C.) (International Fire Code Institute)
2016 Santa Clara City Code
	Telecommunication System:		2014 Ordinance No. 1916

Service entrance raceway from the telecommunication companies shall consist of one (1) 4" underground conduit from AT&T. Conduits shall be routed from site service provider infrastructure to the main electrical room at the ground level of the building.
2014 Resolution No. 13-8088

One Spare Service entrance raceway from the telecommunication companies shall consist of one (1) 4" underground conduit from AT&T. Conduits shall be routed from site service provider infrastructure to the main electrical room at the ground level of the building.

	4" Entrance Raceways include (1) new underground vault (Per AT&T Specifications) at South property line and new extension to the MPOE Phone Board in the 1st Floor Electrical Room.		Code Analysis:
			Occupancy:	Mixed

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 7    December 13, 2016

Group A-3 - Meeting Room
Group B - Office
Group S-1 Storage

Construction:	Type III-B
Fully Sprinklered

Fire Resistive Requirements:
3-Story Office Building:

Structural frame:	Non-rated
Exterior Bearing Walls:	2 hour
Interior Bearing Walls:	Non-rated
Exterior Nonbearing Walls:	Non-rated
Interior Nonbearing Walls:	Non-rated
Floor Construction:	Non-rated
Roof Construction:	Non-rated

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 7    December 13, 2016

PROJECT DEVELOPMENT TEAM:	Owner	Electrical Engineer:
	AMERICAN NATIONAL INSURANCE COMPANY 2525 South Shore Blvd., Suite 207 League City, TX 77573	BLUE ARC ELECTRIC, INC. 701 Aldo Ave, #40 Santa Clara, CA 95054

	Architect:	General Contractor:
	LPA, INC. 60 South Market Street, Suite 150 San Jose, CA 95113	MCLARNEY CONSTRUCTION 355 South Daniel Way San Jose, CA 95128

Landscape Architect:
LPA, INC. 60 South Market Street, Suite 150 San Jose, CA 95113

Civil Engineer:
LPA, INC. 5161 California Ave, Suite 100 Irvine, CA 92617

Structured Engineer:
LPA, INC. 5161 California Ave, Suite 100 Irvine, CA 92617

Mechanical/Plumbing Engineer:
SILICON VALLEY MECHANICAL 2115 Ringwood Avenue San Jose, CA 95131

Electrical Engineer:

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 8    December 13, 2016

BLUE ARC ELECTRIC, INC. 701 Aldo Ave, #40 Santa Clara, CA 95054

General Contractor:
MCLARNEY CONSTRUCTION 355 South Daniel Way San Jose, CA 95128

Outline Specifications    3250 Olcott
Santa Clara, CA
Page 8    December 13, 2016